AMENDMENT TO WARRANT NO.: CCP-002

  THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of December 29, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

  WHEREAS, the Company issued to the Holder on March 30, 2005 a certain warrant No.: CCP-002 to purchase 50,000,000 shares of the Company’s Common Stock at an exercise price of $0.20 (the “Warrant”); and

  WHEREAS, on August 24, 2006, the Company and the Holder entered into an amendment agreement whereby the exercise price of the Warrant was lowered from $0.20 to $0.10; and

  WHEREAS, the parties wish to further amend the Warrant as set forth below.

  NOW, THEREFORE, it is agreed:

I.	Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Four Cents ($0.04) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(a) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(a):

Section 2(a). If shares of the Company’s Common Stock underlying the Warrant are covered by an effective registration statement and if the Closing Bid Price of the Company’s Common Stock is above Fourteen Cents ($0.14) for five (5) consecutive Trading Days, the Company may force conversion of this Warrant at an exercise price as described in Section 1(b) (xv).

C.	The following language shall be inserted as Section 2(f):

Section 2(f) “Redemption”. For a period of six (6) months from the date hereof, and provided that the shares underlying the Warrant are subject to an effective registration statement, the Company shall have the right to redeem the Warrant on a cashless basis at an effective price of Twelve Cents ($0.12).

II.	Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this mendment.

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  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name David A. Dodge
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, LP
By:	Yorkville Advisors LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager